Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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(Amendment No.  2 )

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Filed by the Registrant [x]

Filed by the Party other than the Registrant [ ]

Check the appropriate box:

[x]

Preliminary Information Statement

[ ]

Definitive Information Statement

[ ]Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)

AMERIMINE RESOURCES, INC.

(Name of Registrant as Specified In Its Charter)

AMERIMINE RESOURCES, INC.

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X[

No Fee Required.

[ ]Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)Title of each class of securities to which transaction applies:

(2)Aggregate number of securities to which transaction applies:

(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)Proposed maximum aggregate value of transaction:

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)Amount Previously Paid:

(2)Form, Schedule or Registration Statement No.:

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(4)

Date Filed:

AMERIMINE RESOURCES, INC.

Room 501, Tower E1

Oriental Plaza, No. 1

 East Chang An Avenue, Beijing, China

INFORMATION STATEMENT

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Mailing Date:  July 27, 2006

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We are not asking you for a proxy and you are

requested not to send us a proxy

General

This Information Statement is furnished to the holders of Common Stock, $.001 par value per share (the "Common Stock"), of Amerimine Resources, Inc. (the "Company") on behalf of the Company in connection with a proposed amendment to the Articles of Incorporation of the Company to change the name of the Company to “American Unity Investments, Inc.” or a similar name approved by the Board of Directors.  The amendment has already been approved by the consent of persons holding 72,463,768 Shares, which is a majority of the 72,535,007 outstanding shares.  YOU ARE NOT BEING ASKED FOR A PROXY NOR TO VOTE ON THIS MATTER.  THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY.

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The Company previously effected a 1-for-1000 reverse stock split of its common stock effective April 17, 2006. This reverse stock split did not require shareholder approval and is already reflected in this Information Statement.

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The cost of this Information Statement will be borne by the Company.

Record Date

The close of business on May 28, 2006, which is the date of the consent action by shareholders approving the amendment to its articles, was fixed as the record date pursuant to Section 607.0704 of the Florida Business Corporation Act.

The voting securities of the Company are the shares of its Common Stock, of which 72,535,007    shares were issued and outstanding as of May 28, 2006.  All outstanding shares of Common Stock are entitled to one vote on each matter submitted for voting at the Meeting.

Beneficial Ownership of Common Stock

Principal Shareholders, Directors and Officers.  The following table sets forth the beneficial ownership of the Company's Common Stock as of May 28, 2006 by each person known to the Company to own more than five percent (5%) of the Company's Common Stock and by each of the Company's current directors, and by all directors and officers of the Company as a group.  The table has been prepared based on information provided to the Company by each shareholder. The address of each is Room 501, Tower E1, Oriental Plaza, No. 1, East Chang An Avenue, Beijing, China.

Number

Percentage

of Shares

of Shares

Name

Office

Owned(1)

Owned

Charles Peng(2)

President/CEO/Director

7,200,000

10.0%

Lin Bi

(2)

CFO and Director

1,000,000

 1.4%

Zhen Kai Jiang(2)

--

50,000,000

68.9%

All officers

and directors

as a group (2 persons)

8,200,000

11.4%

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(1) Except as otherwise noted, shares are owned beneficially and of record, and such record shareholder has sole voting, investment, and dispositive power.

(2) Sure Form Investments owns 50,000,000 shares of common stock, and is controlled by Zhen Kai Jiang. All of the shares of Sure Form Investments are deemed to be beneficially owned by Zhen Kai Jiang. . Messrs. Peng and Bi beneficially own respectively 14.4% and 2% of the equity of Sure Form Investments, and are deemed to beneficially own the number of Company common stock proportionate to their beneficial interest in Sure Form Investments.   Therefore, there are 8,200,000 shares of common stock which are collectively listed in the table above as beneficially owned by Messrs Peng and Li on the one hand which are also included in the 50,000,000 shares owed by Mr. Jiang.

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As of May 28, 2006, there were approximately 33 shareholders of record.

PROPOSAL NO. 1:

AMENDMENT OF ARTICLES OF INCORPORATION

NAME CHANGE

The stockholders holding a majority of the common stock have approved an amendment to Article 1 of the Company's Articles of Incorporation to change the name of the Company to American Unity Investments, Inc.

The Board of Directors has proposed the name change because of the Company’s departure from the mineral exploration and development business and to match the name of the Company’s operating subsidiary, American Unity Investments, Inc.

The amendment will be filed with an effective date with the Florida Secretary of State no less than twenty days after the mailing of the Information Statement.